                                                                      EXHIBIT 11





                                                    October 29, 1996

The Travelers Life and Annuity Company
The Travelers Variable Life Insurance
  Separate Account Two
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

       With reference to the Registration Statement on Form S-6 filed by The Travelers Life and Annuity Company and The Travelers Variable Life Insurance Separate Account Two with the Securities and Exchange Commission covering modified single premium individual variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commissioner of the State of Connecticut.

       2. The Travelers Variable Life Insurance Separate Account Two is a duly authorized and existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

       3. The variable life insurance policies covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been or will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company and of The Travelers Variable Life Insurance Separate Account Two.

       4. Assets of The Travelers Variable Life Insurance Separate Account Two are not chargeable with liabilities arising out of any other business The Travelers Life and Annuity Company may conduct.

       I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,


                                        /s/Katherine M. Sullivan
                                        Katherine M. Sullivan
                                        General Counsel
                                        The Travelers Life and Annuity Company